Exhibit 99.1

CinCor Pharma to be Acquired by AstraZeneca

WALTHAM, MA, January 9, 2023 (GLOBE NEWSWIRE) — CinCor Pharma, Inc. (NASDAQ: CINC) today announced that it has entered into a definitive agreement with AstraZeneca under which AstraZeneca has agreed to acquire CinCor.

Marc de Garidel, Chief Executive Officer at CinCor, said: “We are excited about the proposed acquisition of CinCor Pharma by AstraZeneca as we believe it offers the prospect of accelerating the development timeline and expanding the breadth of benefits patients with cardiorenal diseases might obtain from baxdrostat, if approved. CinCor is committed to ensuring a smooth transition of the development responsibilities to AstraZeneca once the acquisition is consummated. Thank you to all who have played, and will continue to play, essential roles in developing and evaluating baxdrostat as a potential novel treatment for cardiorenal diseases.”

James Healy, M.D., Ph.D., Chairman of CinCor’s Board of Directors and Managing Partner at Sofinnova Investments, added: “AstraZeneca’s shared commitment to addressing the unmet medical need for patients with hypertension and cardiorenal disease will accelerate CinCor’s mission to develop and deliver life-changing therapies that improve patient care. The CinCor management team has laid very important scientific and clinical groundwork for the baxdrostat program, including the successful Phase 2 BrigHtn trial that was recently published in the New England Journal of Medicine. On behalf of CinCor’s Board of Directors, I would like to recognize and thank the CinCor team, scientific advisors and patients for their dedication and contributions to the advancement of the development of baxdrostat.”

Under the terms of the merger agreement, AstraZeneca is obligated to initiate a tender offer by January 23, 2023 to acquire all of CinCor’s outstanding shares for a price of $26.00 per share in cash at closing plus a non-tradable contingent value right of $10.00 per share in cash payable upon a specified regulatory submission of a baxdrostat product. The upfront cash portion of the consideration represents a transaction value of approximately $1.3 billion and a 121% premium over CinCor’s closing market price on January 6, 2023. Total consideration including the contingent value right, if the milestone is achieved, would be approximately $1.8 billion and a 206% premium over CinCor’s closing market price on January 6, 2023. CinCor’s Board of Directors has unanimously approved the transaction.

The closing of the tender offer is subject to certain conditions, including the tender of shares of CinCor common stock representing at least a majority of the total number of CinCor’s outstanding shares, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. CinCor stockholders holding approximately 44.8% of CinCor common stock have entered into a tender and support agreement with AstraZeneca, pursuant to which such stockholders have agreed, among other things, to tender 100% of their shares of CinCor common stock in the tender offer, subject to the terms and conditions of such agreement. Upon the successful completion of the tender offer, AstraZeneca’s acquisition subsidiary will be merged with and into CinCor, and any remaining shares of common stock of CinCor will be cancelled and converted into the right to receive the same merger consideration (including the contingent value right) per share payable in the tender offer. Subject to the satisfaction of the conditions in the merger agreement, the acquisition is expected to close in the first quarter of 2023.

About CinCor

CinCor, founded in 2018, is a clinical-stage biopharmaceutical company with a mission to bring innovation to the pharmaceutical treatment of cardio-renal diseases. Its lead asset, baxdrostat (CIN-107), a highly selective, oral small molecule inhibitor of aldosterone synthase, is in clinical development for the treatment of hypertension and primary aldosteronism.

About Baxdrostat (CIN-107)

Baxdrostat is a highly selective, oral small molecule inhibitor of aldosterone synthase, the enzyme responsible for the synthesis of aldosterone in the adrenal gland, in development for patient populations with significant unmet medical needs, including treatment-resistant hypertension and primary aldosteronism. Hypertension, which is defined by the American College of Cardiology and the American Heart Association as resting blood pressure above 130/80 mm Hg, is generally acknowledged to be one of the most common preventable risk factors for premature death worldwide. Though often asymptomatic, hypertension significantly increases the risk of heart disease, stroke, and kidney disease, amongst other diseases. It is estimated that as much as 20% of the global population suffers from hypertension, including nearly one-half of the adult population in the U.S., or 116 million hypertensive patients.

Advisors

Centerview Partners LLC is acting as exclusive financial advisor and Cooley LLP is acting as legal advisor to CinCor. Covington & Burling LLP is acting as legal advisor to AstraZeneca.

Important Information about the Tender Offer

The tender offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of CinCor, nor is it a substitute for the tender offer materials that Cinnamon Acquisition, Inc. (“Purchaser”), a wholly owned subsidiary of AstraZeneca, is expected to file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. The solicitation of an offer to tender and the offer to buy shares of CinCor’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Purchaser is expected to file with the SEC. In addition, CinCor is expected to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of CinCor on Schedule 14D-9 and related materials with respect to the tender offer and the proposed merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by CinCor under the “Investors” section of CinCor’s website at www.cincor.com.

Stockholders and Investors are strongly advised to read these documents when they become available, including the Solicitation/Recommendation Statement of CinCor on Schedule 14D-9 and any amendments thereto, as well as any other documents relating to the tender offer and the proposed merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer and the proposed merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document constitute forward-looking statements within the meaning of the federal securities laws. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, including, but not limited to statements related to CinCor’s business in general, the ability to complete and the timing of completion of the transactions contemplated by the Agreement and Plan of Merger dated as of January 8, 2023 by and among CinCor, Purchaser, and AstraZeneca (the “Merger Agreement”) including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on CinCor’s current plans, objectives, estimates, expectations and intentions, involve assumptions that may never materialize or may prove to be incorrect and inherently involve significant risks and uncertainties, including factors beyond CinCor’s control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including, without limitation: uncertainties with respect to the timing of the tender offer and the proposed merger; uncertainties as to the number of shares of CinCor’s common stock that will be tendered in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the proposed merger at all or on acceptable terms or within expected timing; the risk that stockholder litigation in connection with the offer or the proposed merger may result in significant costs of defense, indemnification and liability; the effects of disruption from the transactions contemplated by the Merger Agreement on CinCor’s business and the fact that the announcement and pendency of such transactions may make it more difficult to establish or maintain relationships with employees and business partners; the possibility that the milestone related to the contingent value right will never be achieved and no milestone payment may be made; initial, interim, “top-line” and preliminary data from clinical trials announced or published from time to time may change; success in preclinical studies or earlier clinical trials may not be indicative of results in future clinical trials; enrollment and retention of patients in clinical trials could be delayed; CinCor relies and will rely on third parties to conduct, supervise and monitor existing clinical trials and potential future clinical trials; developments from the company’s competitors and the marketplace for the company’s products; and business, operations and clinical development timelines and plans may be adversely affected by the COVID-19 pandemic, geopolitical events, and macroeconomic conditions, including rising inflation and interest rates and uncertain credit and financial markets, and matters related thereto; and other risks and uncertainties affecting the company, including those described under the caption “Risk Factors” and elsewhere in CinCor’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 22, 2022, CinCor’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 10, 2022, CinCor’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 filed with the SEC on August 8, 2022, CinCor’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022 filed with the SEC on November 3, 2022, and other filings and reports that CinCor may file from time to time with the SEC. Other risks and uncertainties of which CinCor is not currently aware may also affect CinCor’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. These risks and uncertainties may be amplified by macroeconomic conditions, including volatility and uncertainty in financial markets. All forward-looking statements contained in or incorporated by reference into this document speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. CinCor undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts:	Investors:
Michael W. Kalb	Bob Yedid
CinCor Pharma, Inc.	LifeSci Advisors
EVP and CFO	ir@CinCor.com